Exhibit 99.2  -  Report of Management as to compliance with minimum
		 servicing standards for the year ended December 31, 2005


a)

[Aurora logo]



                  Management's Assertion on Compliance
          with the Specified Minimum Servicing Standards Set Forth in the Uniform Single Attestation Program for Mortgage Bankers

                            Report of Management

We, as members of management of Aurora Loan Services LLC (the "Company"), are responsible for complying with the servicing standards identified in the attached Exhibit A (the "specified minimum servicing standards" as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of the Company's compliance with the specified minimum servicing standards as of November 30, 2005 and for the year then ended. Based on this evaluation, we assert that during the year ended November 30, 2005, the Company complied, in all material respects, with the specified minimum servicing standards.

As of November 30, 2005 and for the year then ended, the Company had in effect a fidelity bond in the amount of $110,000,000 and an errors and omissions policy in the amount of $150,000,000.


                                       Very truly yours,



/s/ Rick Skogg
Rick Skogg
Co-Chief Operating Officer



/s/ Roy Browning
Roy Browning
Chief Financial Officer



/s/ William Napier
William Napier
Controller


February 17, 2006






[Aurora logo]

								     Exhibit A

             Specified Minimum Servicing Standards

I.   CUSTODIAL BANK ACCOUNTS

     1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

        a. be mathematically accurate;

        b. be prepared within forty-five (45) calendar days after the cutoff date. The cutoff date is the date as of which a bank account is reconciled every month. It may, or may not, coincide with a prescribed investor reporting date but shall be consistent from period to period;

        c. be reviewed and approved by someone other than the person who prepared the reconciliation; and

        d. document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

     2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

     3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

     4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.   MORTGAGE PAYMENTS

      1. Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two (2) business days of receipt.

      2. Mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two (2) business days of receipt.

      3. Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

      4. Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor's loan documents.



[Aurora logo]

								     Exhibit A

             Specified Minimum Servicing Standards (continued)

III.  DISBURSEMENTS

      1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

      2. Disbursements made on behalf of a mortgagor or investor shall be posted within two (2) business days to the mortgagor's or investor's records maintained by the servicing entity.

      3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

      4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

      5. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

      6. Unissued checks shall be safeguarded so as to prevent unauthorized access.

IV.   INVESTOR ACCOUNTING AND REPORTING

      1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.    MORTGAGOR LOAN ACCOUNTING

      1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

      2. Adjustments on adjustable rate mortgage (ARM) loans shall be computed based on the related mortgage note and any ARM rider.

      3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis.

      4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws.



[Aurora logo]

								     Exhibit A

             Specified Minimum Servicing Standards (continued)

VI.   DELINQUENCIES

      1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (i.e., illness or unemployment).

VII.  INSURANCE POLiCIES

      1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.


b)

[chase logo]

Exhibit I

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 13, 2006

As of and for the year ended December 31, 2005, Chase Home Finance LLC (the "Company") has complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). These Standards are applicable only to the Company's prime and subprime mortgage portfolios.

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $250,000,000 and $25,000,000 respectively.



/s/ Kim Greaves                                      /s/ Jim Miller
Kim Greaves                                          Jim Miller
Senior Vice President                                Senior Vice President
Chase Home Finance LLC                               Chase Home Finance LLC



/s/ Scott Powell
Scott Powell
CEO
Chase Home Finance LLC

c)

[Colonial Savings logo]


Management's Assertion Concerning Compliance with USAP Minimum Servicing
Standards


November 28, 2005


As of and for the year ended September 30, 2005, Colonial Savings, F.A. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of and for this same period, Colonial Savings, F.A. had in effect a fidelity bond and errors and omissions policy in the amount of $11,000,000.



/s/ Jim E. DuBose
Jim E. DuBose
President, Chief Executive Officer



/s/ Ben Dempsey
Ben Dempsey
Executive Vice President





2626A West Freeway, Fort Worth, Texas 76102 Office: 837-390-2000 www.colonialsavings.com


d)


                                         [Countrywide logo]

                                         2900 MADERA ROAD
                                         SIMI VALLEY, CALIFORNIA 93065-6298
                                         (805) 955-1000

			Management's Assertion


March 3, 2005


As of and for the year ended December 31, 2005, Countrywide Financial Corporation and subsidiaries, including its wholly-owned subsidiary, Countrywide Home Loans, Inc. ("CHL") and Countrywide Home Loans Servicing, L.P., a wholly-owned subsidiary of CHL, (collectively, the "Company") have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation for Mortgage Bankers. As of and for this same period, the Company had in effect a mortgage bankers' (fidelity) bond in the amount of $200 million and an errors and omissions policy in the amount of $100 million and $130 million for the period January 1, 2005 to August 1, 2005 and for the period from August 1, 2005 to December 31, 2005, respectively.



/s/ Steve Bailey
Steve Bailey
Senior Managing Director and
Chief Executive Officer, Loan Administration



/s/ Kevin Meyers
Kevin Meyers
Managing Director and Chief Financial Officer,
Loan Administration

e)

[Fifth Third Bank logo]


Management's Assertion


As of and for the year ended December 31, 2005, Fifth Third Mortgage
Company (the "Company") has complied in all material respects with the Company's established minimum servicing standards for residential mortgage loans set forth in Appendix I (the "Standards"). The
Standards are based on the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond in the amount of $75,000,000 and errors and omissions policy in the amount of $5,000,000.



/s/ Bruce Hrovat
Bruce Hrovat
Senior Vice President

/s/ Charles Maness
Charles Maness
Vice President


March 9, 2006





APPENDIX I

MINIMUM SERVICING STANDARDS AS SET FORTH IN THE MORTGAGE BANKERS
ASSOCIATION OF AMERICA'S UNIFORM SINGLE ATTESTATION PROGRAM FOR
MORTGAGE BANKERS

I.     CUSTODIAL BANK ACCOUNTS

1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:
       -     be mathematically accurate;
       - be prepared within forty-five (45) calendar days after the cutoff date;
       - be reviewed and approved by someone other than the person who prepared the reconciliation; and
       - document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

2. Funds of servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.   MORTGAGE PAYMENTS

1. Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

2. Mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable records within two business days of receipt.

3. Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

4. Mortgage payments identified as payoffs shall be allocated in accordance with the mortgagor's loan documents.

III.  DISBURSEMENTS

1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty
      (30) calendar days prior to these dates.

4. Any late payment penalties paid in conjunction with the payment of any tax bill ot insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

5. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

6. Unused checks shall be safeguarded so as to prevent unauthorized access.

IV.   INVESTOR ACCOUNTING AND REPORTING

1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.


V.    MORTGAGOR LOAN ACCOUNTING

1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of the mortgagor with respect to the unpaid principal balance on a monthly basis.

2. Adjustments on ARM loans shall be computed based on the related contract terms and any ARM rider.

3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis.

4. Interest on escrow accounts shall be paid, or credited, to mortgagor's in accordance with the applicable state laws.

VI.   DELINQUENCIES

1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent contracts including, for example, phone calls, letters and payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).

VII.  INSURANCE POLICIES

1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.


f)

GMAC Mortgage [logo]




		Management's Assertion Concerning Compliance
	 	  with USAP Minimum Servicing Standards



March 21, 2006



As of and for the year ended December 31, 2005, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $350,000,000 and $100,000,000 respectively.





/s/ Jim Hillsman
Jim Hillsman
Chief Operating Officer
GMAC Residential Holding Corp




/s/ Dave Bricker
Dave Bricker
Chief Financial Officer
GMAC Residential Holding Corp



/s/ Tony Renzi
Tony Renzi
Executive Vice President,
National Servicing Administration
GMAC Residential Holding Corp


g)


	        [Hemisphere National Bank logo]






As of and for the year ended December 3l, 2005, Hemisphere National Bank has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Hemisphere National Bank had in effect a fidelity bond and errors and omissions policy in the amount of $ Three million dollars.





/s/ Danial Schwartz		/s/ Marilyn Barnes
Daniel Schwartz,		Marilyn Barnes,
President and COO		Managing Director


March 3,2006

h)

[chase logo]

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 13, 2006

As of and for the year ended December 31, 2005, JPMorgan Chase Bank, National Association (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") solely as they relate to standard VII, Insurance Policies (the "Applicable Standard"). The Company uses subservicing organizations to perform the servicing obligations subject to minimum servicing standards I-VI of USAP.

As of and for the same period, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $250,000,000 and $25,000,000 respectively.

Attached to this Management Assertion are the independent auditors' reports on the subservcing organizations' compliance with the minimum servicing standards related to the servicing obligations performed.



/s/ Kim Greaves					/s/ Jim Miller
Kim Greaves                                     Jim Miller
Vice President					Vice President
JPMorgan Chase Bank, N.A.			JPMorgan Chase Bank, N.A.



/s/ Scott Powell
Scott Powell
Senior Vice President
JPMorgan Chase Bank, N.A.

i)


								  [Midwest
					        LOAN SERVICES INC. logo]
					    616 Shelden Avenue, Suite 300
				       			     P.O. Box 144
					          Houghton, MI 49931-0144
						    phone: (906) 487-5870
						      fax: (906) 487-5869
						   e-mail: mlsloan@up.net
					 	 web: www.subservicer.com

February 22,2006


		Management's Assertion on Compliance
	With the Specified Minimum Servicing Standards Set Forth
      In the Uniform Single Attestation Program for Mortgage Bankers

We, as members of management of Midwest Loan Services, Inc. are responsible for complying with the servicing standards identified in the attached Exhibit A. These standards are set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Morgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards.
We have performed an evaluation of the Company's compliance with the specified minimum servicing standards as of December 31, 2005 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2005, the Company complied, in all material respects, with the specified minimum servicing standards.

As of December 31, 2005 and for the year then ended, the Company had in effect a fidelity bond and an errors and omissions policy in the amount of $3,000,000.





/s/ Edward Burger
Edward Burger, President



/s/ Stephen Ranzini
Stephen Ranzini, Chairman of the Board

----------------------------------------------------------------



								  [Midwest
					        LOAN SERVICES INC. logo]
					    616 Shelden Avenue, Suite 300
				       			     P.O. Box 144
					          Houghton, MI 49931-0144
						    phone: (906) 487-5870
						      fax: (906) 487-5869
						   e-mail: mlsloan@up.net
					 web: www.midwestloanservices.com


		    Specified Minimum Servicing Standards


I.	Custodial Bank Accounts

    1. Reconciliations shall he prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

	a. Be mathematically accurate:
	b. Be prepared within forty-five (45) calendars after the cutoff date. The cutoff date is the date as of which a bank account is reconciled every month. It may, or may not, coincide with a prescribed investor reporting date but shall be consistent from period to period;
	c. Be reviewed and approved by someone other than the person who prepared the reconciliations: and
	d. Document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

    2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or mortgagor's account.

    3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

    4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.	Mortgage Payments

    1. Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two (2) business days of receipt.

    2. Mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records with two (2) business days of receipt.

    3. Mortgage payments shall be allocated to the principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

    4. Mortgage payments identified as loan payoff's shall be allocated in accordance with the mortgagor's loan documents.

III.	Disbursements

    1. 	Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

    2. 	Disbursements made on behalf of a mortgagor or investor shall be
       	posted within two (2) business days to the mortgagor's or investor's records maintained by the servicing entity.

    3. 	Tax and insurance payments shall be made on or before the penalty or
       	insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

    4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

    5. Amounts remitted to investors per the servicer's investor reports shall agree with the cancelled checks, or other form of payment, or custodial bank statements.

    6. Unissued checks shall be safeguarded so as to prevent unauthorized access.

IV.	Investor Accounting and Reporting

    1. The servicing entity's investor reports shall agree with, or reconcile to, investor's records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.	Mortgagor Loan Accounting

    1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

    2. Adjustments on adjustable rate mortgages (ARM) loans shall be computed based on the related mortgage note and any ARM rider.

    3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis.

    4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws.

VI.	Delinquencies

    1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be undated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (i.e., illness or unemployment)

VII.	Insurance Policies

    1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in the management's assertion.



Signed,


/s/ Edward Burger
Edward Burger, President


Date:
	March 23rd, 2006

j)

[National City logo]	National City Mortgage Co.
			A Subsidiary of National City Bank of Indiana
			3232 Newmark Drive Miamisburg, Ohio 45342
			Telephone: (937) 910-1200

			Mailing Address:
			P.O. Box 1820
			Dayton, Ohio 45401-1820

Management's Assertion on Compliance with the Specified Minimum Servicing Standards Set Forth in the Uniform Single Attestation Program for Mortgage Bankers

Report of Management

We, as members of management of National City Mortgage Co. (NCM), are responsible for complying with the servicing standards identified in the attached Exhibit A (specified minimum servicing standards) as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of NCM's compliance with the specified minimum servicing standards as of December 31, 2005 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2005, NCM complied, in all material respects, with the specified minimum servicing standards set forth in the USAP.

As of December 31, 2005 and for the year then ended, NCM had in effect a fidelity bond policy in the amount of $200 million and an errors and omissions policy in the amount of $250 million.

/s/ Steven M. Scheid
Steven M. Scheid
Senior Vice President

/s/ T. Jackson Case, Jr.
T. Jackson Case, Jr.
Executive Vice President

March 1, 2006



Exhibit A

Specified Minimum Servicing Standards

I.	Custodial Bank Accounts

	1.	Reconciliations shall be prepared on a monthly basis for all
		custodial bank accounts and related bank clearing accounts. These reconciliations shall:

		a.	be mathematically accurate;

		b.	be prepared within forty-five (45) calendar days after the
			cutoff date.  The cutoff date is the date as of which a bank
			account is reconciled every month.  It may, or may not,
			coincide with a prescribed investor reporting date but shall
			be consistent from period to period;

                c. be reviewed and approved by someone other than the person who prepared the reconciliation; and

		d.	document explanations for reconciling items.  These
			reconciling items shall be resolved within ninety (90) calendar days of their original identification.

	2.	Funds of the servicing entity shall be advanced in cases where
		there is an overdraft in an investor's or a mortgagor's account.

	3.	Each custodial account shall be maintained at a federally insured
		depository institution in trust for the applicable investor.

	4.	Escrow funds held in trust for a mortgagor shall be returned to the
		mortgagor within thirty (30) calendar days of payoff of the
		mortgage loan.

II.	Mortgage Payments

	1.	Mortgage payments shall be deposited into the custodial bank
		accounts and related bank clearing accounts within two (2) business
		days of receipt.

	2.	Mortgage payments made in accordance with the mortgagor's loan
		documents shall be posted to the applicable mortgagor records within two (2) business days of receipt.

	3.	Mortgage payments shall be allocated to principal, interest,
		insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

	4.	Mortgage payments identified as loan payoffs shall be allocated in
		accordance with the mortgagor's loan documents.


Exhibit A

Specified Minimum Servicing Standards (continued)

III.	Disbursements

	1.	Disbursements made via wire transfer on behalf of a mortgagor or
		investor shall be made only by authorized personnel.

	2.	Disbursements made on behalf of a mortgagor or investor shall be
		posted within two (2) business days to the mortgagor's or investor's
		records maintained by the servicing entity.

	3.	Tax and insurance payments shall be made on or before the penalty or
		insurance policy expiration dates, as indicated on tax bills and
		insurance premium notices, respectively, provided that such support
		has been received by the servicing entity at least thirty (30)
		calendar days prior to these dates.

	4.	Any late payments penalties paid in conjunction with the payment of
		any tax bill or insurance premium notice shall be paid from the
		servicing entity's funds and not charged to the mortgagor, unless
		the late payment was due to the mortgagor's error or omission.

	5.	Amounts remitted to investors per the servicer's investor reports
		shall agree with cancelled checks, or other form of payment, or custodial bank statements.

	6.	Unissued checks shall be safeguarded so as to prevent unauthorized
		access.

IV.	Investor Accounting and Reporting

	1.	The servicing entity's investor reports shall agree with, or
		reconcile to, investors' records on a monthly basis as to the total
		unpaid principal balance and number of loans serviced by the
		servicing entity.

V.	Mortgagor Loan Accounting

	1.	The servicing entity's mortgage loan records shall agree with, or
		reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

	2.	Adjustments on adjustable rate mortgage (ARM) loans shall be
		computed based on the related mortgage note and any ARM rider.

	3.	Escrow accounts shall be analyzed, in accordance with the
		mortgagor's loan documents, on at least an annual basis.


Exhibit A

Specified Minimum Servicing Standards (continued)

V.	Mortgagor Loan Accounting (continued)

	4.	Interest on escrow accounts shall be paid, or credited, to
		mortgagors in accordance with the applicable state laws.

VI.	Delinquencies

	1.	Records documenting collection efforts shall be maintained during
		the period a loan is in default and shall be updated at least
		monthly.  Such records shall describe the entity's activities in
		monitoring delinquent loans including, for example, phone calls,
		letters and mortgage payments rescheduling plans in cases where the
		delinquency is deemed temporary (i.e., illness or unemployment).

VII.	Insurance Policies

	1.	A fidelity bond and errors and omissions policy shall be in effect
		on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.


k)

[SunTrust Mortgage logo]
                                                SunTrust Mortgage
                                                901 Semmes Avenue
                                                Richmond, Virginia 23224






                                                            Exhibit 1



                Management's Assertion Concerning Compliance
                   With USAP Minimum Servicing Standards


February 21,2006

As of and for the year ended December 31, 2005, SunTrust Mortgage, Inc. and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a SunTrust Banks, Inc. and subsidiaries fidelity bond and errors and omission policy in the amount of $150 million.




/s/ Sterling Edmunds, Jr.
Sterling Edmunds, Jr.
Chairman, Chief Executive Officer

/s/ Marvin L. Watts
Marvin L. Watts
Executive Vice President, Executive Servicing &
Operations Manager


/s/ John R. Purcell, Jr.
John R. Purcell, Jr.
Loan Servicing Manager

l)

[Wells Fargo Home Mortgage. logo]  		          1 Home Campus
						          Des Moines, IA 50328



          Assertion of Management of Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.



As of and for the year ended December 31, 2005, Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A. (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of and for this same period, the Company had in effect a fidelity bond along with an errors and omissions policy in the amounts of $100 million and $20 million, respectively.




/s/ Michael J. Heid                                           February 21,2006
Michael J. Heid, Division President, Capital Markets, Finance, & Administration Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.


/s/ Franklin R. Codel 					      February 21,2006
Franklin R. Codel, Executive Vice President, Finance and Corporate Real Estate Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.


/s/ Mary Coffin         				      February 21,2006
Mary Coffin, Executive Vice President, Servicing & Post Closing
Wells Fargo Home Mortgage, a division of Wells Fargo Bank, NA.


/s/ Cara K. Heiden         				      February 21,2006
Cara K. Heiden, Division President, Nat'l Consumer & Institutional Lending Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.